UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 14, 2011

GENERAL MOTORS COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34960	27-0756180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan		48265-3000
(Address of Principal Executive Offices)		(Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2011 the Board of Directors of General Motors Company (“GM”) appointed Thomas M. Schoewe as a member of the Board. Mr. Schoewe has not been named to any committees of the Board.

Like the other non-employee members of the Board, Mr. Schoewe will receive an annual retainer of $200,000 for his service on the Board (prorated to reflect his service dates in 2011), as well as the use of a company vehicle and related personal accident insurance.

Under the General Motors Company Deferred Compensation Plan for Non-Employee Directors, Mr. Schoewe will be required to defer 50% of this annual Board retainer into share units of GM Common Stock and beginning in 2012 may elect to defer all or 50% of the remainder in additional share units of GM Common Stock. Amounts deferred and credited as share units under this plan will not be available until after Mr. Schoewe retires or otherwise leaves the Board, at which time he will receive a cash payment or payments based on the number of share units in his account, valued at the average daily market price for the quarter immediately preceding payment.

Additional information regarding compensation arrangements for the non-employee directors of GM may be found in GM’s Proxy Statement for Annual Meeting of Stockholders held June 7, 2011, under “Corporate Governance—Non-Employee Director Compensation.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Company)

Date: November 16, 2011	By:	/s/ Nick S. Cyprus
Nick S. Cyprus
Vice President, Controller and Chief Accounting Officer